EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
November 7, 2023

Centrus Reports Third Quarter 2023 Results

•Began production of High-Assay Low-Enriched Uranium (HALEU) in October 2023 and completed Phase 1 of Department of Energy contract in November 2023
•Annuitized $186.5 million of pension plan obligations for 1,400 beneficiaries, de-risking balance sheet and improving the capital structure
•Net income of $8.2 million on $51.3 million in revenue, compared to net loss of $6.1 million on $33.2 million in revenue in Q3 2022
•Consolidated cash balance of $183.3 million as of September 30, 2023

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported third quarter 2023 results. The Company reported net income of $8.2 million for the three months ended September 30, 2023, compared to a net loss of $6.1 million for the three months ended September 30, 2022. The net income per common share in the three months ended September 30, 2023 was $0.53 (basic) and $0.52 (diluted).

“Centrus made history on October 11, inaugurating the first new U.S.-technology, U.S.-owned uranium enrichment plant to begin production since 1954,” said Centrus President and CEO Daniel B. Poneman. “Our team completed this work under budget and ahead of schedule, proving once again our ability to execute on complex, mission-critical projects. As we pursue our goal of expanding the plant to meet the full range of commercial and national security requirements for enriched uranium, we are heartened by the growing momentum in Congress and the Administration to support a major federal investment in restoring America’s domestic enrichment capacity. Centrus stands ready to do our part to help reclaim America’s global leadership in nuclear fuel production.”

The quarter also demonstrated Centrus’ critical role in the supply chain to deploy advanced nuclear reactors through the Memoranda of Understanding concluded with TerraPower and Oklo.

Our financial results vary from quarter to quarter based on the timing of contracted deliveries and the specific contract terms. The majority of our LEU contracts are multi-year arrangements in which customers have annual purchase obligations, but can choose in which quarter to take delivery. We record the revenue and cost of sales in the quarter when deliveries are made, which can vary throughout the year, but tends to even out on an annual basis.

Financial Results

Centrus generated total revenue of $51.3 million and $33.2 million for the three months ended September 30, 2023 and 2022, respectively, an increase of $18.1 million.

Revenue from the LEU segment was $40.5 million and $20.2 million for the three months ended September 30, 2023 and 2022, respectively, an increase of $20.3 million. The increase was due to the $32.8 million increase in SWU revenue, partially offset by the $12.5 million decrease in uranium revenue for the three months ended September 30, 2023. The increase in SWU revenue was due to an increase in the volume of SWU sold and an increase in the average price of SWU sold.

Revenue from the Technical Solutions segment was $10.8 million and $13.0 million for the three months ended September 30, 2023 and 2022, respectively, a decrease of $2.2 million. The decrease was primarily related to the transition from the HALEU Demonstration Contract to the HALEU Operation Contract in late 2022. For the three months ended September 30, 2023, the HALEU Operation Contract generated $8.9 million in revenue. The HALEU Demonstration Contract generated $1.3 million in revenue for the three months ended September 30, 2023, compared to $11.7 million in revenue for the same period in 2022.

Cost of sales for the LEU segment was $30.4 million and $18.9 million for the three months ended September 30, 2023 and 2022, respectively, an increase of $11.5 million. The increase was due to a $23.9 million increase in SWU costs, partially offset by a $12.4 million decrease in uranium costs. The increase in SWU costs reflected an increase in the volume of SWU sold and an increase in the average unit cost of SWU sold. Cost of sales for the three months ended September 30, 2023 included $0.6 million for the revaluation of inventory loans.

Cost of sales for the Technical Solutions segment was $9.6 million and $12.0 million for the three months ended September 30, 2023 and 2022, respectively, a decrease of $2.4 million. The decrease was related to a decrease of $10.8 million of costs associated with the HALEU Demonstration Contract signed in 2019 and a decrease in costs of approximately $1.0 million associated with other contracts, partially offset by $9.4 million of costs incurred for the HALEU Operation Contract signed in 2022.

Gross profit for the Company was $11.3 million and $2.3 million for the three months ended September 30, 2023 and 2022, respectively. The increase for the three months ended September 30, 2023 was due primarily to the specific contract and pricing mix of SWU contracts and the timing of their deliveries quarter over quarter. This was reflected by an increase in the volume of SWU sold and an increase in the average profit margin per SWU.

HALEU Update

On September 6, 2023, the Company announced that it was conducting final system tests and other preparations so that production of HALEU could commence at our American Centrifuge Plant in Piketon, Ohio. On September 21, 2023, the Nuclear Regulatory Commission granted final approval for the Company to produce the quantity of HALEU required by Phase 1 of the contract. On October 11, 2023, the Company announced the beginning of enrichment operations. On November 6, 2023, the Company completed production of the initial 20 kilograms of HALEU UF6 under Phase 1 of the HALEU Operation Contract. In Phase 2 of the contract that has a cost-plus-incentive-fee structure, Centrus is required to produce 900 kilograms of HALEU UF6. The Department of Energy takes delivery of the HALEU on site in Piketon and is obligated to provide the HALEU storage cylinders to collect the HALEU from the cascade; Centrus has constructed a storage facility where the HALEU will be kept until it is needed.

TerraPower and Oklo Memoranda of Understanding

In July and August, 2023, the Company signed memoranda of understanding with TerraPower and Oklo, respectively, to support the deployment of additional HALEU production capacity in Piketon, Ohio subject to negotiating definitive agreements. Centrus and TerraPower will collaborate to ensure that TerraPower’s Natrium demonstration reactor has access to HALEU at the milestones necessary to meet the TerraPower project’s 2030 operation date. Centrus and Oklo will collaborate on activities including Oklo’s purchase of HALEU and manufactured components from Centrus, and Centrus’ purchase of electricity from Oklo’s planned Aurora powerhouses in Piketon, Ohio.

Pension Annuitization

On October 12, 2023, the Company entered into an agreement to purchase a group annuity contract for one of its pension plans and transfer approximately $186.5 million of its pension plan obligations, or 41% of its obligations for the plan, based on the December 31, 2022 valuation, to an insurer. The purchase of the group annuity contract was funded directly by the assets of the pension plan of approximately $171.4 million. The purchase resulted in a transfer of administrative and benefit paying responsibilities for approximately 1,400 beneficiaries to the insurer. Centrus believes this move will de-risk its balance sheet by reducing its risk for current and future liabilities at no detriment to pensioners. The Company estimates that the income related to the pension settlement recognized in the fourth quarter will be approximately $15.1 million, dependent upon the completion and final pricing of the annuity transaction The settlement charge will be recognized in nonoperating components of net periodic benefit loss (income) in our consolidated statements of operations.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements and which are, and may be, exacerbated by any worsening of the global business and economic environment include but are not limited to the following: risks related to the war in Ukraine and geopolitical conflicts and the imposition of sanctions or other measures by the U.S. or foreign governments, organizations (including the United Nations, the European Union or other international organizations), or entities (including private entities or persons), that could directly or indirectly impact our ability to obtain, deliver, transport or sell low enriched uranium (“LEU”) or the Separative Work Units (“SWU”) and natural uranium hexafluoride components of LEU delivered to us under our existing supply contract with the Russian government-owned entity, TENEX, Joint-Stock Company (“TENEX”), or make related payments or deliveries of natural uranium to TENEX; risks related to the refusal of TENEX to deliver LEU to us if, among other reasons, TENEX is unable to receive payments, or to receive the return of natural uranium, as a result of any government, international or corporate actions or directions or other reasons; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize and at what level; risks and uncertainties regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operation Contract”), (ii) our ability to obtain contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the HALEU enrichment facility may not be available to us as a future source of supply; risks related to the government’s inability to satisfy its obligations, including supplying government furnished equipment under the HALEU Operation Contract and processing security clearances due to a government shutdown or other reasons; risks related to our dependence on others, such as TENEX, under our commercial supply agreement with TENEX, a subsidiary of Orano Cycle (“Orano”), under our long-term commercial supply agreement with Orano and other suppliers (including, but not limited to, transporters) who provide us the goods and services we need to conduct our business; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all; risks related to pandemics, endemics, and other health crises; risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU; risks related to our ability to sell or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and to contract terms that limit our ability to procure LEU for, or deliver LEU to customers; risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks related to our reliance on third-party suppliers and service providers to provide essential products and services to us; risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions, global events or other factors including our lack of current production capability; risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks related to the potential for demobilization or termination of our American Centrifuge work; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to our ability to perform fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must bear could be higher than expected; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to our 8.25% Notes maturing in February 2027; risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B stockholders regarding their investment in the Company, including decisions based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock), may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement, dated as of April 6, 2016, to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; risks related to failures or security breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks related to actions, including reviews, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our ability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks and uncertainties related to the ongoing funding by the government and potential audits; risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks and uncertainties discussed in this news release and in our filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, under Part II, Item 1A - “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and in our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Contacts:

Investors: Dan Leistikow at LeistikowD@centrusenergy.com
Media: Lindsey Geisler at GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Separative work units	$40.5	$7.7	$147.4	$106.0
Uranium	—	12.5	39.5	17.4
Technical solutions	10.8	13.0	29.7	44.2
Total revenue	51.3	33.2	216.6	167.6
Cost of Sales:
Separative work units and uranium	30.4	18.9	126.1	59.8
Technical solutions	9.6	12.0	28.2	38.3
Total cost of sales	40.0	30.9	154.3	98.1
Gross profit	11.3	2.3	62.3	69.5
Advanced technology costs	3.3	5.4	10.8	10.0
Selling, general and administrative	9.3	8.6	27.4	24.4
Amortization of intangible assets	1.4	1.1	4.2	6.2
Special charges for workforce reductions	0.2	—	0.1	0.5
Operating income (loss)	(2.9)	(12.8)	19.8	28.4
Nonoperating components of net periodic benefit loss (income)	(0.6)	(4.4)	0.1	(11.1)
Interest expense	0.4	0.1	0.9	0.1
Investment income	(2.3)	(0.6)	(6.4)	(0.8)
Other income, net	(1.0)	—	(1.0)	—
Income (loss) before income taxes	0.6	(7.9)	26.2	40.2
Income tax expense (benefit)	(7.6)	(1.8)	(1.9)	9.3
Net income (loss) and comprehensive income (loss)	$8.2	$(6.1)	$28.1	$30.9

Net income (loss) per share:
Basic	$0.53	$(0.42)	$1.86	$2.12
Diluted	$0.52	$(0.42)	$1.82	$2.06
Average number of common shares outstanding (in thousands):
Basic	15,374	14,623	15,127	14,586
Diluted	15,626	14,623	15,415	14,974

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended September 30,
	2023	2022
OPERATING
Net income	$28.1	$30.9
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	4.8	6.7
Accrued loss on long-term contract	(16.7)	(0.5)
Deferred tax assets	(2.3)	8.8
Equity related compensation	2.0	2.2
Revaluation of inventory borrowing	3.5	5.5
Other reconciling adjustments, net	(1.9)	—
Changes in operating assets and liabilities:
Accounts receivable	28.7	21.8
Inventories	23.0	(98.9)
Inventories owed to customers and suppliers	(60.4)	66.9
Other current assets	13.4	(16.6)
Accounts payable and other liabilities	(2.5)	(1.9)
Payables under inventory purchase agreements	(29.8)	(16.3)
Deferred revenue and advances from customers, net of deferred costs	3.7	(30.4)
Pension and postretirement benefit liabilities	(1.7)	(13.0)
Other changes, net	(0.7)	(0.3)
Cash used in operating activities	(8.8)	(35.1)

INVESTING
Capital expenditures	(1.1)	(0.6)
Cash used in investing activities	(1.1)	(0.6)

FINANCING
Proceeds from the issuance of common stock, net	23.2	—
Exercise of stock options	—	0.2
Withholding of shares to fund grantee tax obligations under stock-based compensation plan	(3.0)	(1.9)
Payment of interest classified as debt	(6.1)	(6.1)
Other	(0.2)	(0.3)
Cash provided by (used in) financing activities	13.9	(8.1)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.6)	—

Increase (decrease) in cash, cash equivalents and restricted cash	3.4	(43.8)
Cash, cash equivalents and restricted cash, beginning of period	212.4	196.8
Cash, cash equivalents and restricted cash, end of period	$215.8	$153.0

Non-cash activities:
Reclassification of stock-based compensation liability to equity	$—	$10.6
Adjustment of right to use lease assets from lease modification	$4.2	$—
Property, plant and equipment included in accounts payable and accrued liabilities	$0.3	$—

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$183.3	$179.9
Accounts receivable	9.4	38.1
Inventories	210.8	209.2
Deferred costs associated with deferred revenue	116.0	135.7
Other current assets	12.4	24.2
Total current assets	531.9	587.1
Property, plant and equipment, net of accumulated depreciation of $4.1 million as of September 30, 2023 and $3.6 million as of December 31, 2022	6.1	5.5
Deposits for financial assurance	32.3	32.3
Intangible assets, net	41.5	45.7
Deferred tax assets	29.1	26.8
Other long-term assets	3.8	8.1
Total assets	$644.7	$705.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$44.3	$65.5
Payables under inventory purchase agreements	13.8	43.6
Inventories owed to customers and suppliers	0.4	60.8
Deferred revenue and advances from customers	272.7	273.2
Current debt	6.1	6.1
Total current liabilities	337.3	449.2
Long-term debt	89.6	95.7
Postretirement health and life benefit obligations	83.5	84.5
Pension benefit liabilities	42.2	43.6
Advances from customers	32.8	46.2
Long-term inventory loans	74.7	48.7
Other long-term liabilities	8.6	11.7
Total liabilities	668.7	779.6

Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, none issued	—	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 14,807,255 and 13,919,646 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1.5	1.4
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of September 30, 2023 and December 31, 2022	0.1	0.1
Excess of capital over par value	180.2	158.1
Accumulated deficit	(205.8)	(233.9)
Accumulated other comprehensive income	—	0.2
Total stockholders’ deficit	(24.0)	(74.1)
Total liabilities and stockholders’ deficit	$644.7	$705.5